
                                  NSAR ITEM 77O

                        VKAC Value Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING          PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                     PURCHASED


         1           NY Dorm Authority         Bear Stearns          1,155,000           0.150%              02/17/98
         2           Emp.St.Dev.Corp.          Paine Webber          5,000,000           2.550%              02/26/98
